UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2003

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 413 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

360.392.2898
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Fair Disclosure.

On October 28, 2003, we closed a private placement resulting in gross proceeds of $750,000. We issued 365,854 units at a price of $2.05 per unit. Each unit consists of a share and a non-transferable share purchase warrant. Each warrant will entitle the holder to purchase an additional share in the capital of our company at price of $2.50 per common share for a period of one year from the date of closing. The proceeds will be used for exploration and general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ John Hiner
John E. Hiner, President

Date: October 28, 2003